UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: September 30, 2021

SMARTFINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37661	62-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600
Knoxville, Tennessee	37919
(Address of Principal Executive Offices)	(Zip Code)

(865) 437-5700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which Registered
Common Stock, par value $1.00 per share	SMBK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act. ☐

Item 8.01	Other Events

On September 30, 2021, SmartBank, a subsidiary of SmartFinancial issued a press release announcing that it will be exiting the Richmond market and has entered into a Purchase and Assumption Agreement with First Bank in respect of the sale of loans and certain assets associated with SmartBank’s Richmond branch to First Bank. A copy of the press release is attached as Exhibits 99.1 to this Current Report on Form 8-K and is incorporated herein by reference

Also on September 30, 2021, SmartBank issued a press release announcing its expansion plans in the Tallahassee, Florida market. A copy of the press releases is attached as Exhibits 99.2 to this Current Report on Form 8-K and is incorporated herein by reference

The information contained in this Item 8.01 and in Exhibits 99.1 and 99.2 attached to this Report is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated September 30, 2021*
99.2	Press Release dated September 30, 2021*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: September 30, 2021	/s/ William Y. Carroll, Jr.
William Y. Carroll, Jr.
President & Chief Executive Officer